Exhibit 4.1

FINAL FORM

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of October 31, 2019 by and between RingCentral, Inc., a Delaware corporation (“Company”), and Avaya Inc., a Delaware corporation (“Avaya”).

RECITALS

WHEREAS, pursuant to that certain Framework Agreement, dated as of October 3, 2019, by and between Company and Avaya (as the same may be amended from time to time, the “Framework Agreement”), as consideration for certain services to be provided thereunder, Company will issue to Avaya, from time to time, certain shares of Class A Common Stock, par value $0.0001, of Company (“Common Stock”).

WHEREAS, as a condition and inducement to the willingness of Avaya to enter into the Framework Agreement, Avaya has requested that Company enter into this Agreement.

WHEREAS, in order to induce Avaya to enter into the Framework Agreement, Company is willing to enter into this Agreement.

NOW, THEREFORE, in consideration of the covenants and other agreements of each party hereto contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereto hereby agree as follows:

1.    Definitions. For all purposes of and under this Agreement, the following capitalized terms shall have the respective meanings below:

(a)    “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through the ownership of voting securities or partnership or other ownership interests, by Contract or otherwise at any time and for so long as such control exists.

(b)    “Blackout Period” means (i) any period of time that Company prohibits its directors, officers, or employees from trading securities of the Company pursuant to Company’s insider trading policies, (ii) as Company may determine in good faith, such other period of time during which the offer and sale or other disposition of Registrable Securities would require public disclosure by Company of information that is not reasonably available or that is material nonpublic information, including in connection with a proposed or pending registered public offering, share repurchase program, stock split or recapitalization, acquisition or other proposed or pending strategic transaction, and other material corporate developments or events known to Company and not yet disclosed to the public, or (iii) any period of time during which Avaya or any other Holder is in material breach of a Contract with Company, including the Stockholder Agreement and the Framework Agreement.

(c)    “Business Day” means each day that is not (i) a Saturday or Sunday, or (ii) other day on which banking institutions located in San Francisco, California or New York, New York are or obligated by Law.

(d)    “Contract” means any written or oral contract, subcontract, note, bond, mortgage, indenture, lease, license, sublicense, or other agreement, understanding, or arrangement.

(e)    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

(f)    “Filing Date” means (i) with respect to the initial Registration Statement required to be filed to cover the resale by the Holders of the Registrable Securities, the thirtieth (30th) day following the Effective Date, and (ii) with respect to any additional Registration Statements that may be required pursuant to this Agreement, the thirtieth (30th) day following the date on which the Company first knows that such additional Registration Statement is required hereunder.

(g)    “Form S-3” means a registration statement on Form S-3 promulgated by the SEC under the Securities Act, as such form is in effect on the date hereof, or any successor or replacement form of registration statement promulgated by the SEC under the Securities Act from and after the date hereof, in any such case which similarly permits inclusion or incorporation of substantial information by reference to other documents filed by Company with the SEC.

(h)    “Governmental Entity” means any government, political subdivision, governmental, administrative, self-regulatory or regulatory entity or body, department, commission, board, agency or instrumentality, or other legislative, executive or judicial governmental entity, and any court, tribunal, judicial or arbitral body, in each case whether federal, national, state, county, municipal, provincial, local, foreign or multinational.

(i)    “Holder” means Avaya or a Permitted Transferee to whom registration rights granted under this Agreement are assigned pursuant to Section 7 hereof.

(j)    “Law” means any federal, national, state, county, municipal, provincial, local, foreign or multinational, treaty, statute, constitution, common law, ordinance, code, decree, order, judgment, rule, regulation, ruling, published policy or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity and any award, order or decision of an arbitrator or arbitration panel with jurisdiction over the parties and subject matter of the dispute.

(k)    “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or Governmental Entity, other entity, or any syndicate or group that would be deemed to be a Person under Section 13(d)(3) of the Exchange Act.

(l)    “Registrable Securities” means, for each Holder, (i) only the number of shares of Common Stock held by such Holder that were originally issued to Avaya pursuant to the Framework Agreement (and no other shares), and (ii) any Common Stock issued as a dividend, stock split or other distribution with respect to or in exchange for or in replacement of the stock referenced in clause (i) above, and for all Holders, the sum of the Registrable Securities held by them as a group; provided, however, that shares of Common Stock held by a particular Holder shall cease to be Registrable Securities if sold, transferred, exchanged, or disposed of pursuant to an effective registration statement under the Exchange Act or in compliance with Rule 144.

(m)    “Registration Statement” means a registration statement on Form S-3 (or if Form S-3 is not available for purposes of registering the resale of the shares of Common Stock to be issued under the Framework Agreement, then on Form S-1 or another appropriate form).

(n)    “Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

(o)    “Rule 415” means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

(p)    “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

(q)    “SEC” means the United States Securities and Exchange Commission.

(r)    “Stockholder Agreement” means that certain Stockholder Agreement, dated as of the date hereof, by and between Company and Avaya.

2.    Effectiveness. This Agreement shall be effective as of the Effective Date (as defined in the Framework Agreement).

3.    Registration of Offers and Sales of Registrable Securities.

(a)    On or before the Filing Date, Company shall file a Registration Statement registering the resale of all Registrable Securities not already covered by an existing and effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415; provided that, Company’s obligation to include the Registrable Securities of any Holder in a Registration Statement shall be expressly conditioned upon Company’s prior receipt of all information and materials regarding such Holder as specified in the first sentence of Section 8 reasonably in advance of the Filing Date. The Company shall use reasonable best efforts to cause such Registration Statement to become effective within sixty (60) days of the Filing Date. A Registration Statement when declared effective (including the documents incorporated therein by reference) shall (i) comply as to form with all applicable requirements of the Securities Act and the Exchange Act and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, other than, in each case, to the extent, but only to the extent, any untrue statement or omission or alleged untrue statement or omission, was made in reliance upon and in conformity with written information furnished by or on behalf of Avaya for use therein, or arose in connection with the failure of Avaya to provide the information required under the first sentence of Section 8.

(b)    Company shall use its commercially reasonable efforts to: (i) to the extent that a Registration Statement is not automatically effective upon filing with the SEC, cause such Registration Statement to be declared effective as promptly as reasonably practicable after the filing thereof with the SEC and shall request acceleration of effectiveness of such Registration Statement by the SEC no later than the end of the second (2nd) Business Day after receiving notice from the SEC that it will not review such Registration Statement or that any SEC comments have been resolved to the satisfaction of the SEC; (ii) keep each applicable Registration Statement (or replacement Registration Statement) effective until the date on which all Registrable Securities included in such Registration Statement have been sold; (iii) prepare and file with the SEC such amendments to each applicable Registration Statement and amendments or supplements to the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities included in such Registration Statement; (iv) furnish to each Holder such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Securities Act as each Holder may reasonably request in order to effect the offering and sale of the Registrable Securities to be offered and sold by such Holder thereunder, but only while Company shall be required under the provisions hereof to cause such Registration Statement to remain effective; (v) register or qualify the Registrable Securities covered by such Registration Statement under the securities or blue sky laws of such jurisdictions as each Holder shall reasonably request, provided, however, that Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified or is not otherwise subject to a general consent for service of process; and (vi) notify each Holder, promptly, but in no event later than five (5) Business Days, after it shall receive notice thereof, of the date and time such Registration Statement and each post-effective amendment thereto shall have become or been declared effective, or an amendment or supplement to any prospectus forming a part of such Registration Statement shall have been filed with the SEC. Company shall take commercially reasonable efforts to cause its transfer agent after delivery of a customary written request by a Holder or its broker (accompanied by customary supporting representation letters and similar materials, including such materials customarily required for delivery of an opinion of Company counsel) upon the sale by such Holder of any shares of Registrable Securities that are sold pursuant to the effective Registration Statement to promptly remove the relevant legends, or the book entry restrictions containing the substance of the relevant legends, to such shares, if applicable (including without limitation taking commercially reasonable efforts to cause its counsel to issue customary opinions upon receipt of customary supporting materials from the applicable Holder and its broker), and otherwise facilitate the movement, if applicable, of such shares from restricted to unrestricted accounts at the request of any Holder upon such sale, in each case with a view to reasonably assisting the Holder to complete such sale during such period of effectiveness.

(c)    Notwithstanding anything herein to the contrary, in no event shall Company be required to file any Registration Statement contemplated by Section 3(a) or otherwise cooperate or assist Avaya or any other Holder in connection with any registration, offer, sale, or other disposal of any Registrable Securities or other shares of capital stock or securities of Company during any period of time during which Avaya or any other Holder is in material breach of a Contract with Company, including the Stockholder Agreement, the Framework Agreement, that certain Investor Rights Agreement by and between Avaya and the Company, and Avaya’s Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock.

4.    Suspension of Offers and Sales of Registrable Securities under Registration Statement. At any time from and after the effective date of a Registration Statement, Company may restrict offers and sales or other dispositions of Registrable Securities under such Registration Statement, and a Holder will not be able to offer or sell or otherwise dispose of Registrable Securities thereunder, by delivering a written notice (a “Suspension Notice”) to all Holders of Registrable Securities (such delivery shall be made to such Holder in accordance with the notices provisions hereof) stating that a delay in the offer and sale or other disposition of Registrable Securities is necessary or appropriate because of a Blackout Period; provided, however, Company may not suspend offers and sales or other dispositions of Registrable Securities pursuant to this Section 4 for more than one-hundred-and-eighty (180) days in the aggregate in any one-year period. Promptly following the cessation or discontinuance of the facts and circumstances forming the basis for any Suspension Notice, Company shall use its commercially reasonable efforts to (i) amend the applicable Registration Statement and/or amend or supplement the related prospectus included therein to the extent necessary, (ii) take all other actions reasonably necessary, to allow the offer and sale or other disposition of Registrable Securities to recommence as promptly as possible, and (iii) promptly notify all Holders of Registrable Securities in writing when such offers and sales or other dispositions of Registrable Securities under the applicable Registration Statement may recommence. Upon receipt of a Suspension Notice, Holders shall immediately suspend their use of each and every Registration Statement and any prospectus included therein or forming a part thereof to offer and sell or otherwise dispose of Registrable Securities, and shall not offer or sell or otherwise dispose of Registrable Securities under any Registration Statement or any prospectus included therein or forming a part thereof until receipt of a notice from Company pursuant to the preceding sentence that offers and sales or other dispositions of Registrable Securities may recommence. Holders shall keep the fact that Company has delivered a Suspension Notice and any non-public information provided by Company in connection therewith confidential, shall not disclose or reveal the Suspension Notice or any such information to any Person (other than as requested by a Governmental Entity or as otherwise required by applicable Law), and shall not use such information for securities trading or any other purpose.

5.    Fees and Expenses. All of the out-of-pocket expenses incurred in connection with any registration of Registrable Securities pursuant to this Agreement, including all SEC fees, fees of the Financial Industry Regulatory Authority, Inc., blue sky registration and filing fees, New York Stock Exchange (or other applicable exchange) notices and filing fees, printing fees and expenses, transfer agents’ and registrars’ fees and expenses and all reasonable fees and expenses of Company’s outside counsel and independent accountants shall be paid by Company. Notwithstanding anything herein to the contrary, except as expressly set forth in the Framework Agreement, Company shall not be responsible for selling expenses of any Holder, including (i) underwriting discounts, (ii) selling commissions, (iii) fees, commissions and expenses of underwriters, brokers, dealer managers and similar securities industry professionals, (iv) stock transfer taxes applicable to the sale of

Registrable Securities, and (v) fees and disbursements of legal counsel, financial advisors, accountants, and other professionals for any Holder, each of which shall be the responsibility of the Holders in proportion to the Registrable Securities owned by such Holders.

6.    Indemnification.

(a)    To the fullest extent permitted by applicable Law, Company shall indemnify and hold harmless each Holder and its Affiliates and each of its and their respective directors, officers, employees, agents, legal counsel, independent accountants, and other representatives, and each person controlling such Holder within the meaning of Section 15 of the Securities Act (each, a “Holder Indemnified Party”), with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, from and against all losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, the prospectus forming a part thereof or included therein, and any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Company of any rule or regulation promulgated under the Securities Act, Exchange Act or state securities laws applicable to Company in connection with any such registration, qualification or compliance, and Company shall reimburse each Holder Indemnified Party for any legal and any other expenses reasonably incurred by them in connection with investigating, preparing or defending any lawsuit, claim or action relating thereto; provided, however, that Company shall not be required to indemnify, hold harmless, or otherwise be liable to any Holder Indemnified Party, in each case, to the extent, but only to the extent, that any such loss, damage, liability or expense arises out of, or is based on, (i) any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished by or on behalf of Avaya, or any Holder Indemnified Party to Company for use therein, (ii) the failure of Avaya to provide the information required under the first sentence of Section 8.

(b)    To the fullest extent permitted by applicable Law, if Registrable Securities held by a Holder are included in the securities as to which such registration, qualification or compliance is being effected, such Holder shall, severally but not jointly, indemnify and hold harmless Company and its Affiliates and each of its and their respective directors, officers, employees, agents, legal counsel, independent accountants, and other representatives, and each person controlling Company within the meaning of Section 15 of the Securities Act, as well as each other Holder and each such other Holder’s directors, officers, employees, agents, legal counsel, independent accountants, and other representatives, and each person controlling each such other Holder within the meaning of Section 15 of the Securities Act (each a “Company Indemnified Party”), from and against all losses, damages and liabilities (or actions in respect thereof) arising out of, or based on, any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, the prospectus forming a part thereof or included therein, and any amendment or supplement thereto, incident to any such registration, qualification or compliance, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such Holder of any rule or regulation promulgated under the Securities Act, Exchange Act or state securities laws applicable to such Holder in connection with any such registration, qualification or compliance, and such Holder shall reimburse each Company Indemnified Party for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such lawsuit, claim or action relating thereto, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished by such Holder to Company specifically for use therein.

(c)    Each party entitled to indemnification under this Section 6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has received written notice of any lawsuit, claim or action as to which indemnity may be sought hereunder, and shall permit the Indemnifying Party to assume the defense of any such lawsuit, claim or action; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld, delayed or conditioned), and the Indemnified Party may participate in such defense at such party’s expense (including by retaining its own counsel at its own expense) and, upon reasonable request, will be apprised of all progress in any proceeding the defense of which has been assumed by the Indemnifying Party to the extent permitted by applicable Law; provided, further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement except to the extent, but only to the extent, that the Indemnifying Party’s ability to defend against such claim or litigation is materially and adversely impacted by the failure to give such notice. No Indemnifying Party, in the defense of any such lawsuit, claim or action shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such lawsuit, claim or action.

(d)    If the indemnification required by this Section 6 from the Indemnifying Party is unavailable to or insufficient to hold harmless an Indemnified Party in respect of any indemnifiable losses, claims, damages, liabilities, or expenses, then the Indemnifying Party shall contribute to the amount paid or payable by the Indemnified Party as a result of such losses, claims, damages, liabilities, or expenses in such proportion as is appropriate to reflect relative fault of the Indemnified Parties and Indemnifying Parties, in connection with the actions which resulted in such losses, claims, damages, liabilities, or expenses, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Parties, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damage, liabilities, and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the prior provisions of this Section 6(d). Notwithstanding the foregoing, the amount any Holder will be obligated to contribute pursuant to this Section 6(d) will be limited to an amount equal to the net proceeds received by such Holder in respect of the Registrable Securities sold pursuant to the registration which gives rise to such obligation to contribute.

(e)         The provisions of this Section 6 shall govern any indemnification pursuant to this Section 6, notwithstanding anything to the contrary in the Framework Agreement.

(f)    The obligations of Company and each Holder under this Section 6 shall survive the permitted transfer of any Registrable Securities by any Holder, the completion of any offering and sale or other disposition of Registrable Securities in the Registration Statement filed with the SEC pursuant to this Agreement, and the termination of this Agreement, until the expiration of any statute of limitations relating to the subject matter of this Section 6.

7.    Limitation on Assignment of Registration Rights. The rights of each Holder under this Agreement may not be assigned by a Holder to any other Person without the prior written consent of Company (each such Person for whom Company grants consent, a “Permitted Transferee”).

8.    Information by Holders. Any Holder of Registrable Securities to be included in any Registration Statement shall furnish to Company such information regarding such Holder, the Registrable Securities held by such Holder and the offer and sale or other distribution proposed by such Holder as may be required or desirable in connection with any registration, qualification or compliance contemplated by this Agreement, under applicable Law in order to permit Company to comply with all applicable requirements of the Securities Act and the Exchange Act in connection with the registration of all Registrable Securities of such Holder under the

Securities Act, and/or as Company may otherwise reasonably request. On the last day of each calendar quarter, each Holder shall deliver to Company a notice of transfer certifying and detailing all dispositions made in such calendar quarter and acknowledging compliance with the prospectus delivery requirements of the Securities Act in connection therewith; provided, however, that no such notice shall be required to be delivered by any Holder unless such Holder made any such dispositions in such calendar quarter.

9.    Reporting; Rule 144; Listing.

(a)    Subject to Section 2 of this Agreement, prior to termination of this Agreement, Company shall use its commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of Company under the Securities Act and the Exchange Act.

(b)    With a view to making available to the Holder the benefits of Rule 144 promulgated under the Securities Act, the Company covenants that it will (i) make available information necessary to comply with Rule 144, if available with respect to resales of the Registrable Securities under the Securities Act, at all times, and (ii) take such further action as the Investor may reasonably request, all to the extent required from time to time to enable it to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (if available with respect to resales of the Registrable Securities), as such rule may be amended from time to time. Upon the reasonable request of a Holder, the Company will deliver to it a written statement as to whether it has complied with such information requirements, and, if not, the specific reasons for non-compliance.

(c)    Whenever Registrable Securities are registered or sold pursuant to this Agreement, the Company shall use all reasonable efforts to effect the registration and the sale of such Registrable Securities as soon as reasonably practicable in accordance with the intended method of disposition thereof and pursuant thereto the Company shall, as expeditiously as possible, use its reasonable best efforts to cause all such Registrable Securities to be listed on the New York Stock Exchange (or other applicable exchange).

10.    Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

11.    Notices. All notices, requests, permissions, waivers or other communications required or permitted to be given under this Agreement shall be in writing and shall be delivered by hand or sent by facsimile sent, postage prepaid, by registered, certified or express mail or overnight courier service and shall be deemed given when so delivered by hand, electronic mail (which is confirmed), or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

(d)    if to Company, to:

RingCentral, Inc.

20 Davis Drive

Belmont, California 94002

Attn:    John Marlow, Chief Administrative Officer, General Counsel and Senior Vice

President of Corporate Development

Email:

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati, P.C.

650 Page Mill Road

Palo Alto, CA 94304

Attn: Jeffrey D. Saper

Fax: (650) 493-6811

Email:

and

Wilson Sonsini Goodrich & Rosati, P.C.

One Market Plaza

Spear Tower, Suite 3300

San Francisco, CA 94105

Attn: Robert Ishii & Mark Baudler

Email:

(e)     if to Avaya, to:

Avaya Holdings Corp

4655 Great America Parkway

Santa Clara, California 95054

Attn:    Shefali Shah, General Counsel

Email:

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attn:    Sarkis Jebejian, P.C.

             Jonathan L. Davis, P.C.

Email:

(f)      if to a Holder other than Avaya, to such Holder’s address as set forth in a written notice delivered to Company.

12.    Amendment of this Agreement. Subject to the provisions of applicable Law, Company and Avaya may amend this Agreement at any time pursuant to an instrument in writing signed on behalf of each of them.

13.    Governing Law. This Agreement, and all rights, obligations, claims, causes of action (whether in contract, tort or statute) or other matter that may result from, arise out of, be in connection with or relating to this Agreement, or the negotiation, administration, performance, or enforcement of this Agreement (the “Relevant Matters”), shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, including its statutes of limitations.

14.    Exclusive Jurisdiction. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of state courts located in the State of Delaware in connection with any Relevant Matter (or, only such courts decline to accept jurisdiction over a particular matter, any federal court within the State of Delaware). Each party agrees not to commence any legal proceedings with respect to a Relevant Matter except in such Delaware state courts (or, only such courts decline to accept jurisdiction over a particular matter, any federal court within the State of Delaware). By execution and delivery of this Agreement, each party hereto irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and to the appellate courts therefrom solely for the purposes of disputes in connection with any Relevant Matter and not as a general submission to such jurisdiction or with respect to any other dispute, matter or claim whatsoever. The parties hereto irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the delivery of copies thereof by overnight courier to the address for such party to which notices are deliverable hereunder. Any such service of process shall be effective upon delivery. Nothing herein shall affect the right to serve process in any other manner permitted by Law. The parties hereto hereby waive any right to stay or dismiss any action or proceeding in connection with any Relevant Matter brought before the foregoing courts on the basis of (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason or that it or any of its property is immune from the above-described legal process, (ii) that such action or proceeding is brought in an inconvenient forum, that venue for the action or proceeding is improper or that this Agreement may not be enforced in or by such courts, or (iii) any other defense that would hinder or delay the levy, execution or collection of any amount to which any party hereto is entitled pursuant to any final judgment of any court having jurisdiction.

15.    Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AND ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT, OR ANY OTHER RELEVANT MATTER.

16.    Entire Agreement. This Agreement, the Framework Agreement, the Stockholder Agreement, and the documents and instruments and other agreements among the parties hereto referenced herein constitute the entire agreement among the parties hereto with respect to the subject matter of this Agreement and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter of this Agreement, and are not intended to confer upon any other person any rights or remedies hereunder; provided, however, that, notwithstanding anything herein to the contrary, Section 6 is intended to benefit the Indemnified Parties, as applicable, each of whom is an express third party beneficiary thereof.

17.    Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the fullest extent possible, the economic, business and other purposes of such void or unenforceable provision.

18.    Successors and Assigns. Subject to the provisions of Section 7, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

19.    Specific Performance. The parties to this Agreement agree that, in the event of any breach or threatened breach by the other party or parties hereto of any covenant, obligation or other agreement set forth in this Agreement, (i) each party shall be entitled, without any proof of actual damages (and in addition to any other remedy that may be available to it), to a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other agreement and an injunction preventing or restraining such breach or threatened breach, and (ii) no party hereto shall be required to provide or post any bond or other security or collateral in connection with any such decree, order or injunction or in connection with any related action or legal proceeding.

20.    Other Remedies. Any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

21.    Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” is used in the inclusive sense of “and/or.” The terms “or,” “any”

and “either” are not exclusive. When used herein, the phrase “to the extent” shall be deemed to be followed by the words “but only to the extent.” The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute, rule or regulation shall be deemed to refer to such statute, rule or regulation as amended or supplemented from time to time, including through the promulgation of applicable rules or regulations. References to any Contract are to that Contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assignees of that Person. References from or through any date mean, unless otherwise specified, from but not including or through and including, respectively. References to one gender include all genders. When used herein, references to “$” or “dollar” shall be deemed to be references to dollars of the United States of America. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

22.    Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.

23.    Termination. This Agreement shall terminate and cease to be of any force and effect at such time as no Registrable Securities remain outstanding. Notwithstanding anything herein to the contrary, the obligations under Section 6 and Sections 11 through this Section 23 will survive any termination of this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

RINGCENTRAL, INC.

By:	/s/ John Marlow

Name:	John Marlow
Title:	Chief Administrative Officer

AVAYA HOLDINGS CORP.

By:	/s/ Shefali Shah

Name:	Shefali Shah
Title:	SVP, CAO & GC

[Registration Rights Agreement]